UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 6, 2013

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished.  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On November 6, 2013, American Independence Corp. issued a press release announcing results of operations for the three months and nine months ended September 30, 2013, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated November 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	November 6, 2013

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: ADAM C. VANDERVOORT
485 MADISON AVENUE	(646) 509-2156
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2013 THIRD-QUARTER AND NINE-MONTH RESULTS

New York, New York, November 6, 2013.  American Independence Corp. (NASDAQ: AMIC) today reported 2013 third-quarter and nine-month results.

Financial Results

Net income attributable to AMIC amounted to $0.7 million ($.09 per share, diluted), for the three months ended September 30, 2013 compared to $1.0 million ($.12 per share, diluted) for the three months ended September 30, 2012.  Revenues increased to $37.6 million for the three months ended September 30, 2013 compared to revenues of $26.8 million for the three months ended September 30, 2012, primarily due to an increase in premiums.

Net income attributable to AMIC increased to $2.9 million ($.36 per share, diluted) for the nine months ended September 30, 2013 compared to $2.4 million ($.29 per share, diluted) for the nine months ended September 30, 2012.  Revenues increased to $110.3 million for the nine months ended September 30, 2013 compared to revenues of $72.5 million for the nine months ended September 30, 2012, primarily due to an increase in premiums.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “Earned premium for medical stop-loss grew substantially over the same quarter last year and we expect approximately 25% growth for the business written on a direct basis in 2013 as compared to the prior year.  We attribute the growth in our direct distribution to our enhanced sales force, focused underwriting and employer groups moving from fully insured to self-funding as they consider alternatives as a result of health care reform.  Profitability of this line in respect of business written on a direct basis continues at expected levels.  We expect this growth to continue in 2014.  We are also encouraged by the growth in our pet insurance line and, as a result of an equity investment in a producer of non-subscriber occupational accident, we anticipate significant premiums from this new line of business in 2014.”

About American Independence Corp.

AMIC, through Independence American Insurance Company and its other subsidiaries, offers pet insurance, non-subscriber occupational accident, international coverages, small-group major medical and short-term medical.  AMIC provides to the individual and self-employed markets health insurance and related products, which are distributed through its subsidiaries IPA Family, LLC, healthinsurance.org, LLC, and IHC Specialty Benefits, Inc.  AMIC markets medical stop-loss through its marketing and administrative company IHC Risk Solutions, LLC.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal and state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.  AMIC expressly disclaims any duty to update its forward-looking statements or earnings guidance, and does not undertake to provide any such guidance in the future.

American Independence Corp.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Premiums earned	$31,844	$22,281	$93,458	$60,072
Fee and agency income	5,038	3,882	13,973	10,749
Net investment income	537	586	1,542	1,582
Net realized investment gains	46	30	973	200
Other-than-temporary impairment losses	-	-	-	(189)
Other income	125	26	377	100

Revenues	37,590	26,805	110,323	72,514

Insurance benefits, claims and reserves	22,203	14,981	63,630	40,938
Selling, general and administrative expenses	13,834	9,877	40,835	26,887
Amortization and depreciation	252	182	736	272

Expenses	36,289	25,040	105,201	68,097

Income before income tax	1,301	1,765	5,122	4,417
Provision for income taxes	397	491	1,590	1,295

Net income	904	1,274	3,532	3,122
Less: Net income attributable to the non-controlling interest	(201)	(268)	(634)	(688)

Net income attributable to American Independence Corp.	$703	$1,006	$2,898	$2,434

Basic income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.09	$.12	$.36	$.29

Weighted-average shares outstanding	8,073	8,272	8,077	8,272

Diluted income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.09	$.12	$.36	$.29

Weighted-average diluted shares outstanding	8,081	8,272	8,083	8,272

American Independence Corp.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	September 30,
	2013	December 31,
ASSETS:	(Unaudited)	2012
Investments:
Securities purchased under agreements to resell	$5,064	$5,234
Trading securities	772	1,056
Fixed maturities available-for-sale, at fair value	68,225	58,329
Equity securities available-for-sale, at fair value	1,008	2,507

Total investments	75,069	67,126

Cash and cash equivalents	3,018	4,576
Restricted cash	9,814	13,321
Accrued investment income	595	755
Premiums receivable	12,726	10,387
Net deferred tax asset	11,525	13,024
Due from reinsurers	8,176	6,307
Goodwill	23,561	23,561
Intangible assets	2,539	3,379
Accrued fee income	2,738	3,122
Due from securities brokers	1,027	61
Other assets	14,026	13,364

TOTAL ASSETS	$164,814	$158,983

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Insurance reserves	$33,315	$24,993
Premium and claim funds payable	9,814	13,321
Commission payable	5,216	4,329
Accounts payable, accruals and other liabilities	10,659	10,118
State income taxes payable	559	545
Due to securities brokers	1,023	22
Due to reinsurers	1,135	1,431

Total liabilities	61,721	54,759

STOCKHOLDERS’ EQUITY:
American Independence Corp. stockholders’ equity:
Preferred stock, $0.10 par value, 1,000 shares designated; no shares issued
and outstanding	-	-
Common stock, $0.01 par value, 15,000,000 shares authorized; 9,181,793 shares
issued, respectively; 8,072,548 and 8,272,332 shares outstanding, respectively	92	92
Additional paid-in capital	479,469	479,451
Accumulated other comprehensive income (loss)	(1,000)	1,829
Treasury stock, at cost, 1,109,245 shares and 909,461 shares, respectively	(10,305)	(9,107)
Accumulated deficit	(365,239)	(368,113)
Total American Independence Corp. stockholders’ equity	103,017	104,152
Non-controlling interest in subsidiaries	76	72
Total equity	103,093	104,224
TOTAL LIABILITIES AND EQUITY	$164,814	$158,983